     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 18, 1997

                                                      REGISTRATION NO. 333-14427
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           MIDCOM COMMUNICATIONS INC.
             (Exact name of Registrant as specified in its charter)

            WASHINGTON                            4813                            91-1438806
   (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
 of incorporation or organization)     Classification Code Number)          Identification Number)

                               1111 THIRD AVENUE
                               SEATTLE, WA 98101
                                 (206) 628-8000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             ---------------------

                                 PAUL P. SENIO
                       VICE PRESIDENT AND GENERAL COUNSEL
                           MIDCOM COMMUNICATIONS INC.
                               1111 THIRD AVENUE
                               SEATTLE, WA 98101
                                 (206) 628-4900
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                   Copies to:
         THOMAS S. HODGE     MICHAEL A. SKINNER     JONATHAN K. WRIGHT
                       HELLER, EHRMAN, WHITE & MCAULIFFE
                     6100 COLUMBIA CENTER, 701 FIFTH AVENUE
                           SEATTLE, WASHINGTON 98104
                                 (206) 447-0900
                             ---------------------

        Approximate date of commencement of proposed sale to the public:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                             ---------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

    THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8(A) OF THE SECURITIES ACT OF 1933.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimated, except the Securities and Exchange Commission registration fee, the NASD filing fee and the Nasdaq National Market(R) listing fee.

    Securities and Exchange Commission Registration Fee...................  $ 33,704.48
    NASD Filing Fee.......................................................            0
    Nasdaq National Market(R) Listing Fee.................................            0
    Blue Sky Fees and Expenses (includes fees and expenses of counsel)....        5,000
    Transfer Agent and Registrar Fees.....................................            0
    Accounting Fees and Expenses..........................................        5,000
    Legal Fees and Expenses...............................................       55,000
    Printing, Engraving and Delivery Expenses.............................       30,000
    Insurance Coverage Acquired for the Offering..........................            0
    Miscellaneous.........................................................        5,000
                                                                             ----------
              Total.......................................................  $133,704.48
                                                                             ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a corporation to indemnify its directors, officers, employees and agents against certain liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), provided they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. The Registrant's Bylaws (Exhibit 3.2 hereto) require the Registrant to indemnify its officers and directors to the fullest extent permitted by Washington law.

     Section 23B.08.320 of the WBCA authorizes a corporation to limit or eliminate its directors' liability to the corporation or its shareholders for monetary damages for breaches of fiduciary duties, other than for (1) acts or omissions that involve intentional misconduct or a knowing violation of law, (2) improper declaration of dividends, or (3) transactions from which a director derives an improper personal benefit. The Registrant's Amended and Restated Articles of Incorporation (Exhibit 3.1 hereto) contain provisions limiting the liability of the directors to the Registrant and to its shareholders to the fullest extent permitted by Washington law.

     The above discussion of the WBCA and the Registrant's Bylaws and Amended and Restated Articles of Incorporation is not intended to be exhaustive and is qualified in its entirety by such statute, the Bylaws and the Amended and Restated Articles of Incorporation, respectively.

     The Registrant maintains officers' and directors' liability insurance of on its directors and officers.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     On August 22, 1996 and September 6, 1996, the Company completed sales of $97,743,000 in aggregate principal amount of 8 1/4% Convertible Subordinate Notes due 2003. PaineWebber Incor-porated and Wheat, First Securities, Inc. acted as the Initial Purchasers and resold the notes to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act, to accredited investors under Regulation D promulgated under the Securities Act, and to non-U.S. persons pursuant to Regulation S promulgated under the Securities Act. The Company believes these transactions are exempt from registration pursuant to Rule 144A, Regulation D and Regulation S promulgated under Securities Act as transactions not involving a public offering. The Company filed a Form D and an Amended Form D to perfect an exemption from registration under Rule 506, as promulgated under Section 4(2) of the Securities Act, with respect to the sales of the notes to the Initial Purchasers. The Company has committed to register the notes, and the shares of the Company's common stock issuable upon conversion of the notes, for public offer and sale under the Securities Act.

     On December 29, 1995, the Company issued to David Wiegand 453,240 shares of Common Stock valued at $18.25 per share in connection with the acquisition of ADNET Telemanagement, Inc. The Company believes that the issuance of the shares was exempt from the registration by virtue of Section 4(2) of the Securities Act as a transaction not involving a public offering. The Company has committed to register these shares under the Securities Act under certain circumstances.


     On November 6, 1995, the Company issued to the shareholders of Fairfield County Telephone Corporation ("Fairfield") 98,762 shares of Common Stock valued at $18.25 per share, including 24,691 shares that were deposited into escrow and are subject to possible redemption by the Company in exchange for all of the outstanding capital stock of Fairfield. In January 1997, the Company issued a total of 38,711 additional shares of Common Stock to the foregoing individuals, on a pro rata basis, as required by the acquisition documents to compensate for the decrease in value of the Common Stock since the closing of the acquisition. The Company believes that the issuance of these shares was exempt from the registration by virtue of Section 4(2) of the Securities Act as a transaction not involving a public offering. The Company has committed to register these shares under the Securities Act under certain circumstances.


     In September 1995, the Company issued to GE Capital Communications Services, Inc. ("GE Capital") a warrant to purchase shares of Common Stock with an aggregate value of $2,000,000 plus additional consideration in exchange for a portion of GE Capital's customer base. The Company believes that the issuance of the warrant was exempt from the registration by virtue of Section 4(2) of the Securities Act as a transaction not involving a public offering. The warrant expired upon repayment in full of the note payable to GE Capital in the third quarter of 1996.

     On September 29, 1995, the Company issued to the shareholders of AdVal, Inc. ("Adval") 250,000 shares of Common Stock valued at $15.25 per share in exchange for all of the outstanding capital stock of Adval. The Company believes that the issuance of these shares was exempt from the registration by virtue of
Section 4(2) of the Securities Act as a transaction not involving a public offering. The Company has committed to register these shares under the Securities Act under certain circumstances.

     On September 1, 1995, the Company issued to Cherry Communications Incorporated ("Cherry Communications") 317,460 shares of Common Stock valued at $15.75 per share plus additional consideration in exchange for certain assets of Cherry Communications. The Company believes that the issuance of these shares was exempt from the registration by virtue of Section 4(2) of the Securities Act as a transaction not involving a public offering. The Company has committed to register these shares under the Securities Act under certain circumstances.


     On August 31, 1995, the Company issued to Communications Services of America, Inc. ("CSA") 20,893 shares of Common Stock valued at $15.25 per share plus additional consideration in exchange for the customer base of CSA. In January 1997, the Company issued a total of 10,522 additional shares of Common Stock to an affiliate of CSA as required by the acquisition documents to compensate for the decrease in value of the Common Stock since the closing of the acquisition. The Company believes that the issuance of these shares was exempt from the registration by virtue of Section 4(2) of the Securities Act as a transaction not involving a public offering. The Company has committed to register these shares under the Securities Act under certain circumstances.

     On August 19, 1995, the Company issued to the sole shareholder of Cel-Tech International Corp. ("Cel-Tech") 141,935 shares of Common Stock valued at $16.25 per share in exchange for all of Cel-Tech's outstanding capital stock. The Company believes that the issuance of these shares was exempt from the registration by virtue of Section 4(2) of the Securities Act as a transaction not involving a public offering. The Company has committed to register these shares under the Securities Act under certain circumstances.

     Effective April 1, 1995, in connection with amendments to certain non-competition agreements between the Company and the former shareholders of Telnet Communications Inc., the Company issued to such shareholders warrants to purchase an aggregate of 59,500 shares of Common Stock exercisable for $7.44 per share. The Company believes that the issuance of these warrants was exempt from registration by virtue of Section 4(2) of the Securities Act as transactions not involving a public offering. The Company has committed to register the shares issuable upon exercise of the warrants (but not the warrants) under the Securities Act under certain circumstances.

     On January 20, 1995, the Company issued to Communique Telecommunications, Inc. ("Communique") 371,875 shares of Common Stock valued at $9.14 per share plus additional consideration in exchange for certain assets of Communique. The Company believes that the issuance of these shares was exempt from the registration by virtue of Section 4(2) of the Securities Act as a transaction not involving a public offering.


     In December 1994, the Company issued to the former shareholder of PacNet, Inc. ("PacNet") 130,000 shares of Common Stock (113,750 shares after giving effect to the Company's reverse stock split in April 1995) valued at $11.43 per share plus additional consideration in exchange for all of PacNet's outstanding shares of capital stock. In addition, the Company issued to this person an option to purchase 60,000 shares of Common Stock (54,750 shares after giving effect to the Company's reverse stock split in April 1995) at an exercise price of $5.71 per share. The Company believes that the issuance of these shares and the option were exempt from registration by virtue of Section 4(2) of the Securities Act as a transaction not involving a public offering. The Company has committed to register the shares (but not the options or the shares issuable upon exercise thereof) under the Securities Act under certain circumstances.


     On June 10, 1994, the Company issued to Paul Pfleger, Vice Chairman of the Company's Board of Directors, 859,653 shares of Series A Preferred Stock in consideration for the assignment by Mr. Pfleger to the Company of notes and receivables in the aggregate amount of $3,731,729 and the assumption by Mr. Pfleger of the Company's indebtedness to a third party evidenced by a note in the original principal amount of $4 million, bearing interest at a rate of 12% per annum and maturing December 31, 2002. The Company believes that the issuance of the shares was exempt from registration by virtue of Section 4(2) of the Securities Act. These shares were redeemed by the Company in connection with the closing of the Company's initial public offering.

     On June 10, 1994, the Company issued to First Union Corporation a warrant to purchase 1,493,059 shares of Nonvoting Common Stock, at an exercise price of $0.0001 per share. The Company believes that the issuance of the warrant was exempt from registration by virtue of Section 4(2) of the Securities Act as a transaction not involving a public offering. In conjunction with the closing of the Company's initial public offering, the warrants were amended and fully exercised resulting in the issuance of 640,478 shares of Common Stock. The Company has committed to register these shares under the Securities Act under certain circumstances.

     On June 10, 1994, the Company issued to The Robinson-Humphrey Company, Inc. a warrant to purchase 20,177 shares of Common Stock, at an exercise price of $0.0001 per share. In connection with the conclusion of that financing the Company paid a cash fee to Robinson-Humphrey of $444,000. The Company believes that the issuance of the warrant was exempt from registration by virtue of Section 4(2) of the Securities Act as a transaction not involving a public offering. In conjunction with the closing of the Company's initial public offering, the warrants were amended and fully exercised resulting in the issuance of 7,641 shares of Common Stock. The Company has committed to register these shares under the Securities Act under certain circumstances.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     a. Exhibits.


    EXHIBIT
     NUMBER
 (REFERENCED TO
  ITEM 601 OF
REGULATION S-K)*                               EXHIBIT DESCRIPTION
----------------  -----------------------------------------------------------------------------
       3.1        Articles of Incorporation.(6)
       3.2        Bylaws.(1)
       4.1        Form of Common Stock Certificate.(1)
       4.2        See Exhibits numbered 3.1 and 3.2 for provisions of the Articles of
                  Incorporation and Bylaws of the Company defining the rights of the holders of
                  Common Stock.
       4.3        Purchase Agreement dated August 15, 1996 among the Company, PaineWebber
                  Incorporated and Wheat, First Securities, Inc.
       4.4        Indenture dated as of August 22, 1996 between the Company and IBJ Schroder
                  Bank & Trust Company.
       4.5        Registration Rights Agreement dated as of August 22, 1996 by and among the
                  Company, PaineWebber Incorporated and Wheat, First Securities, Inc.
       5.1        Opinion of Heller Ehrman White & McAuliffe.
      10.1        Senior Subordinated Note and Warrant Purchase Agreement dated as of June 10,
                  1994 by and among the Company, First Union Corporation and The Robinson-
                  Humphrey Company, Inc.(1)
      10.6        Warrant Agreement dated as of June 10, 1996 by and among the Company, First
                  Union Corporation and The Robinson-Humphrey Company, Inc.(1)
      10.7        Registration Rights Agreement dated as of June 10, 1994 by and among the
                  Company, First Union Corporation and The Robinson-Humphrey Company, Inc.(1)
      10.17       Agreement of Formation and Activities of Russian-American Joint Stock Venture
                  "Dal Telekom International" dated as of December 5, 1993, by and among the
                  Company, DalREO, the joint stock company Rostelekom and the state enterprise
                  Rossvyazinform in the cities of Khabarovsk, Blagoveschensk and Petropavlovsk-
                  Kamchatski, as amended; Addendum to Agreement Regarding Reorganization of Dal
                  Telecom International dated as of December 5, 1993, by and between the
                  Company and DalREO; Amendment to the Agreement on the Joint Venture between the Company and DalREO dated July 13, 1994; Second Amendment to the Agreement on the Joint Venture between the Company and DalREO dated December 19, 1994;
                  Proxy with regard to Voting of Shares of Dal Telecom International dated
                  December 5, 1993.(1)
      10.21       Shareholders Agreement dated as of June 7, 1994 by and among Paul Pfleger,
                  Ashok Rao, the trust for the benefit of Siddhartha Rao, the trust for the benefit of Kavita Rao, the trust for the benefit of Divya Rao, the trust for the benefit of Anjali Rao, John M. Orehek, and the Company.(1)
      10.23       Registration Rights Agreement dated as of December 30, 1994 by and between the Company and Richard W. Stroup.(1)

    EXHIBIT
     NUMBER
 (REFERENCED TO
  ITEM 601 OF
REGULATION S-K)*                               EXHIBIT DESCRIPTION
----------------  -----------------------------------------------------------------------------
      10.25       Revised and Restated 1993 Stock Option Plan, adopted by the Board of
                  Directors on December 30, 1993 and the shareholders on December 29, 1994, as amended by the Board of Directors on February 21, 1994, March 28, 1994,
                  January 19, 1995 and March 21, 1995, such amendments being approved by the shareholders on October 7, 1994 and March 30, 1995, and further amended by the Board of Directors on April 25, 1995, July 26, 1995, November 9, 1995,
                  July 25, 1996 and January 9, 1997.
      10.26       1995 Employee Stock Purchase Plan adopted by the Board of Directors and the shareholders on December 9, 1994.(1)
      10.27       Employment Agreement dated as of June 7, 1994 by and between the Company and
                  Ashok Rao.(1)
      10.30       Reseller Service Agreement dated as of December 31, 1992 by and between West
                  Coast Telecommunications, Inc. and the Company.(1)
      10.34       Software License and Services Agreement dated as of October 26, 1993 by and between ORACLE Corporation and the Company.(1)
      10.35       Service Agreement, as amended, dated as of February 7, 1995 by and between the Company and ORACLE Corporation.(1)
      10.36       One Plus Billing and Information Management Services Volume Purchase
                  Agreement dated March 4, 1995 by and between Zero Plus Dialing, Inc. d/b/a
                  U.S. Billing and the Company.(1)
      10.42       Distributor Agreement dated as of December 28, 1993 by and between the
                  Company and Quest America L.P. Portions of this exhibit have been omitted pursuant to an application for an order granting confidential treatment, which order was granted by the Commission on July 6, 1995. The omitted portions have been separately filed with the Commission.(1)
      10.50       Agreement and Plan of Reorganization dated as of November 8, 1994 by and among the Company, P.N. Acquisition Corporation, PacNet, Inc. and Richard W.
                  Stroup.(1)
      10.51       Agreement for the purchase of Mid-Com Consultants' Aggregation Customer Base and Aggregation Plans by Mid-Com Communications, Inc. dated as of January 3,
                  1995 by and between the Company and Mid-Com Consultants, Inc.(1)
      10.52       Asset Purchase Agreement dated as of January 20, 1995 by and between the
                  Company and Communique Telecommunications, Inc.(1)
      10.60       1111 Third Avenue Lease Agreement dated as of March 8, 1994.(1)
      10.61       Agreement of Sublease dated January 1, 1994 by and between Bank of New
                  Zealand and the Company.(1)
      10.62       Real Estate Sub-Lease dated as of October 1, 1994 by and between Digital
                  Telecommunications, Inc. and the Company.(1)
      10.66       Option Agreement dated March 6, 1995 by and among Paul H. Pfleger, Ashok Rao,
                  John M. Orehek and the Company.(1)
      10.67       Release and Settlement Agreement dated January 1995. Portions of this exhibit have been omitted pursuant to an application for an order granting confidential treatment, which order was granted by the Commission on July 6,
                  1995. The omitted portions have been separately filed with the Commission.(1)

    EXHIBIT
     NUMBER
 (REFERENCED TO
  ITEM 601 OF
REGULATION S-K)*                               EXHIBIT DESCRIPTION
----------------  -----------------------------------------------------------------------------
      10.73       Overseas Private Investment Corporation Contract of Insurance against
                  Business Income Loss.(1)
      10.74       Overseas Private Investment Corporation Contract of Insurance against
                  Expropriation Political Violence.(1)
      10.75       Letter Agreement dated May 12, 1995 between First Union Corporation and the
                  Company.(1)
      10.78       Registration Rights Agreement dated as of April 1, 1995 by and among the
                  Company and Darren Narans, Kevin Narans and Steven Tomsic.(1)
      10.79       Stock Purchase Warrant issued on April 1, 1995 by the Company to Darren
                  Narans granting Darren Narans the right to purchase from the Company 12,250 shares of the Company's Common Stock.(1)
      10.80       Stock Purchase Warrant issued on April 1, 1995 by the Company to Kevin Narans granting Kevin Narans the right to purchase from the Company 23,625 shares of the Company's Common Stock.(1)
      10.81       Stock Purchase Warrant issued on April 1, 1995 by the Company to Steven
                  Tomsic granting Steven Tomsic the right to purchase from the Company 23,625 shares of the Company's Common Stock.(1)
      10.83       Letter Agreement dated June 6, 1995 between First Union Corporation, The
                  Robinson-Humphrey Company, Inc. and the Company.(1)
      10.85       Indemnification and Hold Harmless Agreement dated June 29, 1995 by and among the Company, Paul H. Pfleger, Black Creek Limited Partnership and Ashok
                  Rao.(1)
      10.86       Carrier Transport Switched Services Agreement dated June 14, 1995 by and between Sprint Communications Company L.P. and the Company, amended November
                  1, 1995. Portions of this exhibit have been omitted pursuant to an application for an order granting confidential treatment, which order was granted by the Commission on May 31, 1996. The omitted portions have been separately filed with the Commission.(6)
      10.87       Telecommunications Services Agreement dated March 27, 1996 by and between
                  Worldcom Network Service, Inc. d/b/a WilTel and the Company. Portions of this exhibit have been omitted pursuant to an application for an order granting confidential treatment, which order was granted by the Commission on May 31,
                  1996. The omitted portions have been separately filed with the Commission.(6)
      10.88       Customer Base Purchase and Sale Agreement dated as of September 1, 1995 between Cherry Communications Incorporated and the Company.(2)
      10.89       Master Equipment Lease Agreement dated as of September 12, 1995 between
                  Keycorp Leasing Ltd. and the Company.(3)
      10.90       Agreement and Plan of Reorganization dated as of September 29, 1995 among the
                  Company, AV Acquisition Corporation, AdVal, Inc., AdVal Data Corporation,
                  Theodore D. Berns and Donald D. Dean.(4)
      10.91       Credit Agreement dated as of November 8, 1995 among the Company, PacNet,
                  AdVal, Cel-Tech(the "Borrowers") and Transamerica Business Credit
                  Corporation, as agent.(6)
      10.92       Revolving Note dated December 20, 1995 in the amount of $30,000,000 made by the Borrowers to the order of Transamerica Business Credit Corporation.(6)

    EXHIBIT
     NUMBER
 (REFERENCED TO
  ITEM 601 OF
REGULATION S-K)*                               EXHIBIT DESCRIPTION
----------------  -----------------------------------------------------------------------------
      10.94       Revolving Note dated December 20, 1995 in the amount of $13,000,000 made by the Borrowers to the order of Nationsbank of Georgia, N.A.(6)
      10.95       Stock Pledge Agreement dated as of November 8, 1995 made by the Company in favor of Transamerica Business Credit Corporation, as agent.(6)
      10.96       Security Agreement dated as of November 8, 1995 made by the Borrowers in favor of Transamerica Business Credit Corporation, as agent.(6)
      10.97       Letter Agreement dated March 6, 1996 between the Borrowers and Transamerica
                  Business Credit Corporation, as agent.(6)
      10.98       Letter Agreement dated March 18, 1996 between the Borrowers and Transamerica
                  Business Credit Corporation, as agent.(6)
      10.99       First Amendment to Credit Agreement dated March 28, 1996 between the
                  Borrowers and Transamerica Business Credit Corporation, as agent.(6)
      10.100      Promissory Note dated March 28, 1996 in the amount of $15,000,000 made by the
                  Company to the order of Transamerica Business Credit Corporation.(6)
      10.101      Warrant Purchase Agreement dated March 28, 1996 between the Company and
                  Transamerica Business Credit Corporation.(6)
      10.102      Warrant issued on March 28, 1996 by the Company to Transamerica Business
                  Credit Corporation.(6)
      10.103      Agreement and Plan of Reorganization dated December 29, 1995 among the
                  Company, ADNET Telemanagement, Inc., David Wiegand and Maria Wiegand.(5)
      10.104      Contract Tariff No. 969 effective February 15, 1996 between the Company and
                  AT&T Corp.(6)
      10.105      Second Amendment to Credit Agreement dated July 26, 1996 among the Company,
                  PacNet, AdVal, Cel-Tech, Advanced Network Design and Transamerica Business
                  Credit Corporation, as agent.(7)
      10.106      Third Amendment to Credit Agreement dated August 21, 1996 between the
                  Company, PacNet, AdVal, Cel-Tech and Advanced Network Design and Transamerica
                  Business Credit Corporation.(8)
      10.107      Customer Base Purchase and Sale Agreement dated as of November 1, 1995 between the Company and Cherry Communications Incorporated.(9)
      10.109      Distributor Agreement dated April 4, 1996 between the Company and Tie
                  Communications, Inc.(10)
      10.110      Employment Agreement dated May 24, 1996 between the Company and William H.
                  Oberlin.(11)
      10.111      Consulting Agreement dated May 24, 1996 between the Company and John M.
                  Zrno.(12)
      10.112      Consulting Agreement dated May 24, 1996 between the Company and Marvin C.
                  Moses.(13)
      10.113      Settlement Agreement and Release, dated as of December 27, 1996, among David
                  Wiegand, Maria Wiegand and the Company.
      10.114      Consulting Agreement, dated as of November 25, 1996, between the Company and
                  David Wiegand.
      10.115      Stock Option Agreement, dated as of November 25, 1996, between the Company and David Wiegand.

    EXHIBIT
     NUMBER
 (REFERENCED TO
  ITEM 601 OF
REGULATION S-K)*                               EXHIBIT DESCRIPTION
----------------  -----------------------------------------------------------------------------
      10.116      Amendment to Agreement and Plan of Reorganization, dated as of December 27,
                  1995, among the Company, David Wiegand and Maria Wiegand, amending the
                  Agreement and Plan of Reorganization dated December 29, 1995 among the
                  Company, ADNET Telemanagement, Inc. and David Wiegand.
    **10.117      Amendments to Non-Competition Agreements of Maria Wiegand and David Wiegand,
                  dated as of December 27, 1996, among the Company, Maria Wiegand and David
                  Wiegand. Portions of this exhibit have been omitted pursuant to an amended application for an order granting confidential treatment filed with the
                  Commission on March 18, 1997. The omitted portions have been separately filed with the Commission.
    **10.118      Release and Settlement Agreement, dated October 31, 1996, between the Company and AT&T Corp. Portions of this exhibit have been omitted pursuant to an amended application for an order granting confidential treatment filed with the Commission on March 18, 1997. The omitted portions have been separately filed with the Commission.
    **10.119      Carrier Agreement, dated October 31, 1996, between the Company and AT&T Corp.
                  Portions of this exhibit have been omitted pursuant to an amended application for an order granting confidential treatment filed with the Commission on
                  March 18, 1997. The omitted portions have been separately filed with the
                  Commission.
      11.1        Statement re: computation of per share earnings.(6)
      12.1        Statement re: computation of ratios.
      21.1        List of significant subsidiaries of the Company.(6)
      23.1        Consent of Ernst & Young LLP (See page II-12).
      23.2        Consent of Heller Ehrman White & McAuliffe (included in Exhibit 5.1).
      24.1        Power of Attorney.
      25.1        Form T-1 Statement of Eligibility and Qualification of the Trustee under the
                  Trust Indenture Act of 1939.


---------------

   * Unless otherwise indicated, exhibit was filed as an identically numbered exhibit to this Registration Statement on Form S-1 as originally filed with the Commission on October 18, 1996 and as amended by Amendment No. 1 filed with the Commission on January 16, 1997.



  ** Exhibit is filed herewith as a replacement of an identically numbered exhibit previously filed with Amendment No. 1 to this Registration Statement on January 16, 1997.



 (1) Exhibit is incorporated by reference to an identically numbered exhibit to the Company's Registration Statement on Form S-1, file no. 33-90814.


 (2) Exhibit is incorporated by reference to Exhibit 2.3 filed with the Company's Current Report on Form 8-K filed with the Commission on December 18, 1995.

 (3) Exhibit is incorporated by reference to Exhibit 10.1 filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

 (4) Exhibit is incorporated by reference to Exhibit 2.1 filed with the Company's Current Report on Form 8-K filed with the Commission on October 13, 1995.

 (5) Exhibit is incorporated by reference to Exhibit 2.1 filed with the Company's Current Report on Form 8-K filed with the Commission on January 11, 1996.

 (6) Exhibit is incorporated by reference to an identically numbered exhibit filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1995.

 (7) Exhibit is incorporated by reference to Exhibit 10.1 filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

 (8) Exhibit is incorporated by reference to Exhibit 10.2 filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

 (9) Exhibit is incorporated by reference to Exhibit 2.4 filed with the Company's Current Report on Form 8-K filed with the Commission on December 18, 1995.

(10) Exhibit is incorporated by reference to Exhibit 10.3 filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

(11) Exhibit is incorporated by reference to Exhibit 10.4 filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

(12) Exhibit is incorporated by reference to Exhibit 10.5 filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

(13) Exhibit is incorporated by reference to Exhibit 10.6 filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

     b. Financial Statements.

     Consolidated Financial Statements filed as part of this Registration Statement are listed in the Index to the Financial Statements on page F-1.

     c. Financial Statement Schedules.

     Consolidated Financial Statement Schedules filed as part of this Registration Statement are listed in the Index to the Financial Statement Schedules on page S-1. All other schedules have been omitted because the information is not required or is not applicable, or because the information required is included in the Consolidated Financial Statements or the Notes thereto included elsewhere in this Registration Statement.

ITEM 17.  UNDERTAKINGS.

     (a) Rule 415 Offering.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Indemnification for Liabilities

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) Registration Statement Permitted by Rule 430A

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 18, 1997.


                                          MIDCOM COMMUNICATIONS INC.

                                          By:   /s/ ROBERT J. CHAMBERLAIN
                                            ------------------------------------
                                                   Robert J. Chamberlain
                                                  Executive Vice President
                                                  Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities indicated below on the 18th day of March, 1997.


                  SIGNATURE                                         TITLE
---------------------------------------------   ---------------------------------------------

             WILLIAM H. OBERLIN*                   President, Chief Executive Officer and
---------------------------------------------                     Director
             William H. Oberlin                         (Principal Executive Officer)

          /s/ ROBERT J. CHAMBERLAIN             Executive Vice President and Chief Financial
---------------------------------------------         Officer (Principal Accounting and
            Robert J. Chamberlain                            Financial Officer)

              PAUL H. PFLEGER*                                    Director
---------------------------------------------
               Paul H. Pfleger

               JOHN M. OREHEK*                                    Director
---------------------------------------------
               John M. Orehek

              SCOTT B. PERPER*                                    Director
---------------------------------------------
               Scott B. Perper

              KARL D. GUELICH*                                    Director
---------------------------------------------
               Karl D. Guelich

                JOHN M. ZRNO*                                     Director
---------------------------------------------
                John M. Zrno

              MARVIN C. MOSES*                                    Director
---------------------------------------------
               Marvin C. Moses

              DANIEL M. DENNIS*                                   Director
---------------------------------------------
              Daniel M. Dennis

*By: /s/ ROBERT J. CHAMBERLAIN
     -----------------------------
         Robert J. Chamberlain
           Attorney-In-Fact

                           MIDCOM COMMUNICATIONS INC.

                               INDEX TO EXHIBITS


    EXHIBIT
     NUMBER
 (REFERENCED TO
  ITEM 601 OF
REGULATION S-K)                                 EXHIBIT DESCRIPTION
----------------     --------------------------------------------------------------------------
     10.117          Amendments to Non-Competition Agreements of Maria Wiegand and David
                     Wiegand, dated as of December 27, 1996, among the Company, Maria Wiegand and David Wiegand. Portions of this exhibit have been omitted pursuant to an amended application for an order granting confidential treatment filed with the Commission on March 18, 1997. The omitted portions have been separately filed with the Commission.
     10.118          Release and Settlement Agreement, dated October 31, 1996, between the
                     Company and AT&T Corp. Portions of this exhibit have been omitted pursuant to an amended application for an order granting confidential treatment filed with the Commission on March 18, 1997. The omitted portions have been separately filed with the Commission.
     10.119          Carrier Agreement, dated October 31, 1996, between the Company and AT&T
                     Corp. Portions of this exhibit have been omitted pursuant to an amended application for an order granting confidential treatment filed with the
                     Commission on March 18, 1997. The omitted portions have been separately filed with the Commission.